STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) made and entered into as of February ___, 2007, between **** (hereinafter referred to as the "Buyer"), and  *** (hereinafter referred to as the “Seller”).

This Agreement sets forth the terms and conditions upon which Seller is selling to Buyer and the Buyer is purchasing from the Seller *** shares (hereinafter referred to as the "Shares") of Seller’s common stock of UGODS, INC. (the “Company”) in a private stock sale transaction.

In Consideration of the mutual agreements contained herein, the parties hereby agree as follows:

I. SALE OF THE SHARES.

1.01

Shares being Sold. Subject to the terms and conditions of this Agreement, the Seller is selling *** shares of Seller’s common stock of UGODS, INC.

1.02

Consideration.

(a)

Purchase Price. The Purchase Price of the shares shall be a price of US$ **.** per share.

(b)

I understand that other shareholders may be selling their shares in private transactions and at varying amounts and this Agreement confirms our private transaction in writing.

1.03

Settlement Funds. The Buyer will send US $***.**  in immediately available funds to Island Stock Transfer of St. Petersburg, Florida, to be distributed to the Seller.

1.04

Effective Date. The Closing of the transaction shall take place on or about February _, 2007, or at such other date and time as the parties may mutually agree in writing.

1.05

Delivery by the Seller. At the Closing, the Seller has instructed the transfer agent, upon receipt of the Settlement funds, to deliver to Buyer a certificate representing the Shares purchased (*** shares).

II. RELATED TRANSACTIONS.

2.01

Finder. The Seller and the Buyer acknowledge that there were no finders with respect to the transaction contemplated herein.

2.02

Other Shareholders. The Seller and the Buyer acknowledge that other UGODS, Inc. shareholders may be selling their shares in private transactions and at varying amounts and that this Agreement confirms the Seller’s and Buyer’s private transaction in writing. By signing this Agreement, the Seller acknowledges that shares may be sold at varying prices and that there has been no influence exerted over the Seller by any officer or director of the Company regarding the sale of said Seller’s shares.

III. REPRESENTATIONS AND WARRANTIES OF SELLER.

The Seller hereby represents and warrants as follows:

3.01

Authority; No Violation. The execution and delivery of this Agreement by the Seller, and the consummation by Seller of the transaction contemplated hereby has been duly approved. Neither the execution and delivery of this Agreement nor the consummation of the transaction will constitute a violation or default under any term or provision of the Certificate of Incorporation or bylaws of the Company, or of any contract, commitment, indenture, other agreement or restriction of any kind or character to which the Seller are a party or by which the Seller are bound.

3.02

Litigation. To the knowledge of the Seller, there are no actions, proceedings, or investigations pending or threatened against the Seller, and the Seller know or have any reason to know of any basis for any such action, proceedings, or investigation. There is no event or condition of any kind or character pertaining to the shares of the Seller that may materially and adversely affect this private stock sale.

IV. REPRESENTATIONS AND WARRANTIES BY BUYER.

The Buyer hereby represent and warrant as follows:

4.01

Authority; No Violation. The execution and delivery of this Agreement by the Buyer, and the consummation by the Buyer of the transaction contemplated hereby has been duly approved. Neither the execution and delivery of this Agreement nor the consummation of the transaction will constitute a violation or default under any term or provision of the Certificate of Incorporation or bylaws of the Company, or of any contract, commitment, indenture, other agreement or restriction of any kind or character to which the Buyer are a party or by which the Buyer are bound.

4.02

Litigation. To the knowledge of the Buyer, there are no actions, proceedings, or investigations pending or threatened against the Buyer, and the Buyer know or have any reason to know of any basis for any such action, proceedings, or investigation. There is no event or condition of any kind or character pertaining to the acquisition of the shares from the Seller that may materially and adversely affect this private stock sale.

4.02

Representations Regarding the Acquisition of the Shares.

(a)

The Buyer understands the speculative nature and the risks of investments associated with the Company and confirms that he, she, or it is able to bear the risk of the investment, and that there may not be any public market for the Shares purchased herein;

(b)

Neither the Buyer nor the Seller are under an obligation to register or seek an exemption under any federal and/or state securities acts for any sale or transfer of the Shares to the Buyer, and Buyer is solely responsible for determining the status, in its hands, of the shares acquired in the transaction and the availability, if required, of exemptions from registration for purposes of sale or transfer of the Shares;

©)

The Buyer has sufficient knowledge and experience in financial and business matters, and is sufficiently familiar with investments of the type represented by the Shares, including familiarity with previous private and public purchases of speculative and restricted securities, that Buyer is capable of evaluating the merits and risks associated with purchase of the Shares; and

(d)

In evaluating the merits of the purchase of the Shares, Buyer has relied solely on his, her or its own investigation concerning the Shares and has not relied upon any representations provided by the Seller.

V. SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION.

5.01

Survival of Representations. All representations, warranties, and agreements made by any party in this Agreement or pursuant hereto shall survive the execution and delivery hereof and any investigation at any time made by or on behalf of any party.

VI. MISCELLANEOUS

6.01

Expenses. Each of the parties shall bear its own expenses incurred in conjunction with the Closing hereunder.

6.02

Parties in Interest. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the heirs, beneficiaries, representatives, successors, and assigns of the parties hereto.

6.03

Prior Agreements; Amendments. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof. This Agreement may be amended only by a written instrument duly executed by the parties hereto or their respective successors or assigns.

6.04

Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

6.05

Confidentiality. Each party hereby agrees that all information provided by the other party and identified as "confidential" will be treated as such, and the receiving party shall not make any use of such information other than with respect to this Agreement. If the Agreement shall be terminated, each party shall return to the other all such confidential information in their possession, or will certify to the other party that all of such confidential information that has not been returned has been destroyed.

6.06

Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed (registered or certified mail, postage prepaid, return receipt requested) to the parties at their address specified herein, with a copy sent as follows:

If to the Seller:	*** *** ***

If to the Buyer:	*** *** ***

6.07

Counterparts. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.08

Applicable Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of Nevada.

6.09

No Exertion Upon the Parties. By executing this Agreement I am acknowledging and approving that shares may be sold at varying prices and that there has been no influence exerted over me by any officer or director of UGODS, Inc. regarding the sale of my shares.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Buyer, the Seller and the Company on the date first above written.

BUYER:

***

Name:
Title:

SELLER:

Name: ***

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